AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of the 24th day of May, 1996, by Isolyser Company, Inc., a Georgia corporation (hereinafter "Isolyser"), MedSurg Industries, Inc., a Georgia corporation formerly known as MedSurg Acquisition Corp. (hereinafter "MedSurg"), Creative Research and Manufacturing, Inc., a Georgia corporation formerly known as Creative Acquisition Corp. (hereinafter "Creative Research") (Isolyser, MedSurg and Creative Research being hereinafter collectively referred to as the "Company"), and Michael Sahady (hereinafter "Sahady").

                              W I T N E S S E T H:

         WHEREAS, the Company and Sahady entered into an Employment Agreement, dated as of December 31, 1993 (the "Employment Agreement"); and

         WHEREAS, Sahady has elected to resign his position as an executive officer of the Company and the Company has accepted such resignation; and

         WHEREAS, the Company and Sahady desire to amend the Employment Agreement, upon the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereto, each intending to be legally bound, do hereby agree as follows:

         1.       Change in Relationship.

                  (a) Upon the terms and conditions set forth in this Amendment, Sahady hereby resigns and the Company hereby accepts the resignation of Sahady as an Executive Vice President of Isolyser and the President of MedSurg and Creative Research.

                  (b) Sahady hereby resigns as a director of Isolyser, MedSurg and Creative Research. Sahady has concurrently executed and delivered to the Company his letter of resignation from such directorships in the form attached hereto at Exhibit A and incorporated herein by reference.

                  (c) For the balance of the term of the Employment Agreement (namely, through December 31, 1996) and continuing thereafter until December 31, 1997, Sahady shall continue as an employee of Isolyser with the title of "Special Assistant to the Chief Executive". As such, he shall assist the Company faithfully and diligently to achieve its business objectives as may from time to time be requested by the president and chief executive officer of Isolyser, and shall take no action which would be contrary to such objectives. Sahady, however, shall not be required to perform duties at variance to duties assigned to senior executive level personnel of the Company. As such Special Assistant, Sahady shall no longer have any policy-making or staff authority on behalf of the Company and shall have no authority to bind the Company to any obligations.


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                  (d) Section 4 of the Employment  Agreement  captioned "Duties"
is hereby deleted. Sahady shall not be required to devote his full working time and attention to the business of Isolyser, and may be engaged in other activities, to which he shall be entitled to devote a substantial portion of his time.

          2. Compensation and Benefits. In lieu of all compensation and benefits set forth in Sections 5 and 7 of the Employment Agreement, Sahady shall be entitled to the following:

                  (a) A base salary as set forth in Section 5(a) of the Employment Agreement in the amount of $175,000 per year through and including December 31, 1997 so long as Sahady is not in breach of the Employment Agreement, as herein amended, or Non-Compete (as hereinbelow defined), as now or hereafter amended, following five days notice of any such breach by Isolyser to Sahady.

                  (b) The fringe benefits set forth in Section 5(c) of the Employment Agreement through and including December 31, 1996. Sahady acknowledges and agrees that all such fringe benefits shall cease and terminate at December 31, 1996 notwithstanding Sahady's continued employment as provided in this Amendment through and including December 31, 1997, except that Sahady shall continue to be eligible for participation in the Company's group health insurance, life insurance and disability insurance on the same basis as other Company employees through December 31, 1997. Isolyser shall maintain, at Isolyser's sole cost and expense, the additional life insurance policies identified in the last three sentences of Section 5(c) of the Employment Agreement, through and including December 31, 1996, and effective as of January 1, 1997, the Company shall assign all rights to such policies to Sahady, without charge to Sahady. The Company shall have no obligation in respect to any of such policies subsequent to December 31, 1996.

                  (c) The sum of $27,073.88, subject to applicable withholding, in satisfaction of all accrued but unused paid absences due to Sahady through the date hereof. From and after the date hereof, Sahady agrees that he shall no longer accrue paid absences or be entitled to compensation for same.

                  (d) The obligation of the Company to pay the base salary set forth in Section 2(a) of this Amendment is not conditional upon, and shall be payable through December 31, 1997, notwithstanding the death or disability of Sahady.

         3. Protective  Covenants.  Section 10(e)of the Employment Agreement and
Section 1 of that certain Covenant and Agreement Not to Compete (the "Non-Compete") dated December 31, 1993, by Sahady and others in favor of the Company are and shall hereby be terminated prospectively from and after the date hereof. Sahady acknowledges and agrees that the other covenants included therein, including, without limitation, the covenants against disclosure of confidential information and solicitation of Company employees and customers, shall:


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



                  (a) continue in full force and effect and are hereby ratified and confirmed by Sahady, and

                  (b) survive this Amendment in accordance with the terms of such covenants and shall be binding upon Sahady through December 31, 1998 (or such longer period as may be applicable for the protection of confidential information or trade secrets).

         4.       Other Matters.

                  (a) Section 6 of the Employment Agreement captioned "Working Facilities" is hereby deleted.

                  (b) Sahady acknowledges that he has submitted vouchers and received reimbursement for all business expenses to which he is entitled reimbursement under Section 7 of the Employment Agreement. The Company shall have no further obligations under Section 7 of the Employment Agreement, except the Company shall be obligated to reimburse Sahady for any expenses reasonably and necessarily incurred by him in the carrying out of any services specifically requested of Sahady by the President and Chief Executive Officer of Isolyser.

                  (c) This Agreement does not modify or cancel the terms and provisions of any options (collectively, the "Stock Options") previously awarded Sahady for the purchase of common stock of Isolyser, and such options shall remain in full force and effect without modification or amendment. The parties acknowledge and agree that Sahady's employment by the Company shall continue through and including December 31, 1997, and that such date, except in the event of Sahady's death, will be the effective date for the termination of Sahady's employment under the Stock Options.

         5.       Releases.

                  (a) In consideration of the covenants of the Company contained in this Amendment, Sahady hereby irrevocably and unconditionally releases, waives, remises, forever discharges and agrees not to sue the Company and/or any and all parent companies, divisions, subsidiaries, affiliates and other related entities of the Company, as well as each of the Company's past, present and future owners, directors, officers, employees, and the predecessors, successors and assigns of each of them in their personal or corporate capacities, and all of their attorneys (collectively, the "Released Parties"), from and with respect to any and all liabilities, actions, claims, obligations, damages, causes of action, contracts, accounts, agreements and demands of any nature whatsoever that Sahady has, may have or may claim to have against any of the Released Parties, whether known or unknown, liquidated or unliquidated, in law or in equity, whether arising under any local, state or federal constitutions, laws, rules or regulations, or under the common law or statutory law of the United States prohibiting employment discrimination based on race, color, sex, religion, handicap disability, national origin or any other protected category or characteristic, including the Civil Rights Act of 1964, the Civil Rights Act of 1986 or 1871, the National Labor Relations Act or any other federal, state or local

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



human rights, civil rights or employment discrimination statute, including any claim arising under the AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, as amended ("ADEA"), any rules or regulations arising under such laws, and any and all claims relating to Sahady's employment or termination thereof, including, but not limited to, any claims under the doctrines of defamation, libel, slander, invasion of privacy, interference with contractual relations, or implied contracts arising from employee handbooks, policies, manuals or statements of procedure and wrongful discharge, it being the intention of the Company and Sahady to make this release as broad and as general as the law permits to include in addition to the foregoing all possible claims which arose or might arise out of contract or tort under state or federal law.

                  (b) In consideration of the covenants of Sahady contained in this Amendment, the Company hereby irrevocably and unconditionally releases, waives, remises, forever discharges and agrees not to sue, or otherwise claim payment to be due to or from Sahady, his heirs or personal representatives, arising out of Sahady's capacity as an employee, stockholder, officer or former officer, from and with respect to any and all liabilities, actions, claims, obligations, damages, causes of action, contracts, accounts, agreements and demands of any nature whatsoever that the Company or any of the Company's stockholders, officers or employees has, may have or may claim to have against Sahady, whether known or unknown, liquidated or unliquidated, in law or in equity, whether arising under any local, state or federal constitutions, laws, rules or regulations, or under common law or statutory law of the United States, and any and all claims relating to Sahady's employment, including, but not limited to, any claims under the doctrines of defamation, libel, slander, invasion of privacy, or interference with contractual relations, it being the intention of the Company and Sahady to make this release as broad and as general as the law permits to include in addition to the foregoing all possible claims which arose or might arise out of contract or tort under state or federal law.

                  (c) Nothing contained in Subsection (a) or (b) of this Section 5 shall restrict or otherwise impair in any manner the rights or obligations of any parties arising under and by virtue of (i) the Employment Agreement, as amended by this Amendment, (ii) this Amendment, (iii) that certain Indemnity Agreement effective as of October 20, 1994 between Isolyser and Sahady, (iv) the Stock Options, (v) the Non-Compete or (vi) any amendment or modification of any of the foregoing.

         6. Return of Property. Sahady hereby warrants and represents that, as of the date of this Amendment, Sahady has delivered to the Company or its designee (a) all keys to the Company's offices, (b) all Company credit cards in his possession, and (c) any Company files, records or equipment kept in or maintained by him in his office or elsewhere (including all copies thereof).

         7. Workers' Compensation. Sahady represents that, as of the date of this Amendment, he has not, and agrees that he will not, make any claims under Workers' Compensation Insurance with respect to Sahady's period of employment at the Company.


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



         8. Continuing Obligations. Except as otherwise expressly modified by this Amendment, the terms and conditions of the Employment Agreement and Non-Compete shall continue to be in full force and effect.

         9.       Disclosure.

                  (A) SAHADY SHOULD CAREFULLY READ AND UNDERSTAND THE TERMS, CONDITIONS AND EFFECTS OF THIS AMENDMENT. THIS IS A LEGAL DOCUMENT, AND SAHADY IS ADVISED THAT HE SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AMENDMENT.

                  (B) PURSUANT TO THE TERMS OF THE ADEA, SAHADY IS ADVISED TO CONSIDER THIS AMENDMENT FOR A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS AFTER THE DATE OF RECEIPT BEFORE SAHADY EXECUTES THIS AMENDMENT. AFTER SAHADY SIGNS THIS AMENDMENT AND RETURNS IT TO THE COMPANY, SAHADY HAS SEVEN (7) CALENDAR DAYS IN WHICH TO NOTIFY THE COMPANY THAT SAHADY HAS DECIDED TO WITHDRAW HIS ACCEPTANCE OF THIS AMENDMENT. THIS AMENDMENT (OTHER THAN SECTION 1 WHICH IS EFFECTIVE) WILL NOT BECOME EFFECTIVE OR ENFORCEABLE AND NO PAYMENTS WILL BE MADE HEREUNDER UNTIL THE END OF THE SEVEN DAY REVOCATION PERIOD, AT WHICH TIME THE AMENDMENT SHALL BECOME EFFECTIVE AND ENFORCEABLE.

         10.      Miscellaneous.

                  (a) All capitalized terms which are not defined herein shall have the meanings set forth in the Employment Agreement.

                  (b) Each party agrees that he or it will refrain from any communication to third parties which denigrates, disparages or criticizes the other party hereto.

                  (c)  This   Agreement  and  all  the  terms,   provisions  and
conditions hereof shall be binding upon and inure to the benefit of and be enforceable by the heirs and personal representatives of Sahady.

                  (d) The Company and Sahady represent that, as of the date of execution and delivery of this Amendment by each of them, no breach of the Employment Agreement, as amended by this Amendment, has occurred which is within the actual knowledge of the parties so representing.



                         [SIGNATURES ON FOLLOWING PAGE]


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



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

                                                     ISOLYSER COMPANY, INC.



                                                     By:
                                                     Its:


                                                     MEDSURG INDUSTRIES, INC.



                                                     By:
                                                     Its:


                                                     CREATIVE RESEARCH AND
                                                       MANUFACTURING, INC.



                                                     By:
                                                     Its:




                                                     MICHAEL SAHADY

                                                     Date:

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


                                   EXHIBIT "A"



                                  May 24, 1996



The Board of Directors
Isolyser Company, Inc.
MedSurg Industries, Inc.
Creative Research and Manufacturing, Inc.

Gentlemen:

         Effective immediately, I hereby resign as a member of the Board of Directors.

                                   Sincerely,




                                 Michael Sahady



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